                                                                    Exhibit 21.0
                                                                   (Page 1 of 3)

                          SUBSIDIARIES OF MATTEL, INC.
                          ----------------------------
                                                                Percentage of
                                                                   Voting
                                                                 Securities
                                             Jurisdiction      Owned Directly
                                               in Which         or Indirectly
             Subsidiaries(1)                  Organized          By Parent(2)
- ----------------------------------------  ------------------  ----------------
ARCO Toys, Limited                        Hong Kong                       100%
Arcotoys, Inc.                            Delaware                        100%
Croner Toys Limited                       New Zealand                      60%
Far West Insurance Company, Limited       Bermuda                         100%
Fisher-Price, Inc.                        Delaware                        100%
Fisher-Price, N.V.                        Belgium                         100%
Fisher-Price Inc.                         Canada                          100%
Fisher-Price Beteiligungs-G.m.b.H.        Germany                         100%
 Mattel G.m.b.H.                          Germany                         100%
  Mattel Toys K.F.T.                      Hungary                         100%
  Mattel Spol. S.R.O.                     Czech Republic                  100%
Fisher-Price, S.r.l.                      Italy                           100%
Fisher-Price de Mexico, S.A. de C.V.      Mexico                          100%
Fisher-Price, S.A                         Spain                           100%
International Games, Inc.                 Delaware                        100%
 International Games, Ltd.                Cayman Islands                  100%
Juegos California, S.A. de C.V.           Mexico                          100%
Mabamex, S.A. de C.V.                     Mexico                          100%
Mattel Argentina S.A.                     Argentina                       100%
Mattel Asia Limited                       Hong Kong                       100%
Mattel B.V.                               The Netherlands                 100%
Mattel Chile S.A.                         Chile                           100%
Mattel Colombia S.A.                      Colombia                        100%
Mattel Espana, S.A.                       Spain                           100%
Mattel Europa B.V.                        The Netherlands                 100%
Mattel France S.A.                        France                          100%
 Corolle S.A.                             France                          100%
  Mattel Portugal Limitada                Portugal                        100%
Mattel Gesellschaft m.b.H.                Austria                         100%



1
  All of the subsidiaries listed above are included in the Consolidated Financial Statements. Two are not named because, when considered in the aggregate, they do not constitute a significant subsidiary. Furthermore, approximately eight subsidiaries are inactive and financial statements are not prepared for such companies.

2
  Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.

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
                                                                    Exhibit 21.0
                                                                   (Page 2 of 3)

                          SUBSIDIARIES OF MATTEL, INC.
                          ----------------------------
                                                                Percentage of
                                                                   Voting
                                                                 Securities
                                             Jurisdiction      Owned Directly
                                               in Which         or Indirectly
             Subsidiaries(1)                  Organized          By Parent(2)
- ----------------------------------------  ------------------  ----------------
Mattel Holding, Inc.                      Delaware                        100%
 Mattel U.K. Limited                      U.K.                            100%
  Mattel Group PLC                        U.K.                            100%
   J.W. Spear & Sons PLC                  U.K.                            100%
     J.W. Spear & Sons Pty. Limited       Australia                       100%
     J.W. Spear N.V.                      Belgium                         100%
     J.W. Spear S.A.                      France                          100%
     J.W. Spear B.V.                      The Netherlands                 100%
Mattel Holdings Limited                   Canada                          100%
 Mattel Canada, Inc.                      Canada                          100%
Mattel I., Inc.                           Delaware                        100%
 Mattel Toys, S.r.l.                      Italy                           100%
  Mattel A.E.B.E.                         Greece                          100%
  Mattel A.G.                             Switzerland                     100%
  Mattel Manufacturing Europe, S.r.l.     Italy                           100%
Mattel K.K.                               Japan                           100%
Mattel (K.L.) Sdn.Bhd.                    Malaysia                        100%
Mattel (Malaysia) Sdn.Bhd.                Malaysia                        100%
Mattel Operations, Inc.                   Delaware                        100%
Mattel Overseas, Inc.                     California                      100%
 Mattel Toys Vendor Operations Limited    Hong Kong                       100%
Mattel Pty. Limited                       Australia                       100%
Mattel Realty Corporation                 Delaware                        100%
Mattel, S.A. de C.V.                      Mexico                          100%
 Aurimat, S.A. de C.V.                    Mexico                          100%
  Mattel de Mexico, S.A. de C.V.          Mexico                          100%
 Mattel Servicios, S.A. de C.V.           Mexico                          100%
Mattel Sales Corp.                        California                      100%



1
  All of the subsidiaries listed above are included in the Consolidated Financial Statements. Two are not named because, when considered in the aggregate, they do not constitute a significant subsidiary. Furthermore, approximately eight subsidiaries are inactive and financial statements are not prepared for such companies.

2
  Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.


                                                                    Exhibit 21.0
                                                                   (Page 3 of 3)

                          SUBSIDIARIES OF MATTEL, INC.
                          ----------------------------
                                                                Percentage of
                                                                   Voting
                                                                 Securities
                                             Jurisdiction      Owned Directly
                                               in Which         or Indirectly
             Subsidiaries(1)                  Organized          By Parent(2)
- ----------------------------------------  ------------------  ----------------
Mattel Scandinavia A/S                    Denmark                         100%
Mattel T Company Limited                  Hong Kong                       100%
Mattel Tools Sdn.Bhd.                     Malaysia                        100%
Mattel Toys (HK) Limited                  Hong Kong                       100%
Mattel Toys Polska Sp. Z.O.O.             Poland                          100%
Mattel Toys (Singapore) Pte. Ltd.         Singapore                       100%
Mattel Toys (Taiwan) Corporation Ltd.     Taiwan                          100%
Mattel de Venezuela, C.A.                 Venezuela                       100%
Montoi S.A. de C.V.                       Mexico                          100%
P.T. Mattel Indonesia                     Indonesia                        95%
Precision Moulds Limited                  Hong Kong                       100%



1
  All of the subsidiaries listed above are included in the Consolidated Financial Statements. Two are not named because, when considered in the aggregate, they do not constitute a significant subsidiary. Furthermore, approximately eight subsidiaries are inactive and financial statements are not prepared for such companies.

2
  Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.

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